                                                                    EXHIBIT 21.1

                                     RETIX

                         SUBSIDIARIES OF THE REGISTRANT

                                                                      OTHER NAME(S)
                                         JURISDICTION                UNDER WHICH THE
                                              OF                     SUBSIDIARY DOES
NAME OF SUBSIDIARY                      INCORPORATION                    BUSINESS
------------------                      -------------                ---------------
Vertel Corporation...............  California               Telaware, Telegenics
Vertel Pacific...................  California               Vertel Asia Pacific, Vertel Korea
Retix B.V........................  Netherlands              Retix Ireland, Vertel Ireland,
                                                             Vertel France, Vertel Germany,
                                                             Vertel U.K.
Wireless Solutions...............  California               Vertel, Retix Wireless
Retix Australia, Pty, Ltd........  Australia                None
Retix Property Company, Ltd......  Netherlands              Vertel U.K.
Retix Canada Inc.................  Canada                   None
Retix (Deutschland) GmbH.........  Germany                  None
Retix Europe, Ltd................  United Kingdom           Retix Network Systems
Sonoma Systems Europe, Ltd.......  United Kingdom           Retix Network Systems
Recodif Retix France (TM)........  France                   None
Retix Italia SARL................  Italy                    None
Retix V.I., Ltd..................  U.S. Virgin Islands      None
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